UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2008

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California		91101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01                                             Regulation FD Disclosure.

On March 19, 2008, Alexandria Real Estate Equities, Inc. (the “Company”) agreed to sell 8,800,000 shares of its 7.00% Series D Cumulative Convertible Preferred Stock (liquidation preference of $25 per share) in an underwritten public offering.  The Company also granted the underwriters an option to acquire up to an additional 1,200,000 shares of the 7.00% Series D Cumulative Convertible Preferred Stock to cover over-allotments, if any.  The shares of the 7.00% Series D Cumulative Convertible Preferred Stock will be convertible into shares of the Company’s common stock.  The specific terms of the offering and the 7.00% Series D Cumulative Convertible Preferred Stock will be described in a prospectus supplement, dated March 19, 2008, relating to the offering to be filed by the Company with the Securities and Exchange Commission on or about March 20, 2008.

The Company hereby updates its guidance for FFO per share (diluted) and earnings per share (diluted) based on the final terms of the offering of the 7.00% Series D Cumulative Convertible Preferred Stock and other factors.

Based on the Company’s current view of existing market conditions and certain current assumptions and estimates, the Company’s guidance for FFO per share (diluted) and earnings per share (diluted) is as follows:

2008
FFO per share (diluted)	$6.07
Earnings per share (diluted)	$3.17

Generally accepted accounting principles (“GAAP”) basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of Funds From Operations (“FFO”).  Since its introduction, FFO has become a widely used non-GAAP financial measure by real estate investment trusts (“REITs”).  The Company believes that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  While FFO is a relevant and widely used measure of operating performance for REITs, it should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

This item contains forward-looking statements within the meaning of the federal securities laws.  The Company’s actual results might differ materially from those projected in the forward-looking statements, which necessarily involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect the Company’s future plans of operation, business strategy, results of operations and financial position.  A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, those described in the Company’s Annual Report on Form 10-K and its other periodic reports filed with the Securities and Exchange Commission.  The Company does not undertake any responsibility to update any of these factors or to announce publicly any revisions to any of the forward-looking statements contained in this or any other document, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: March 19, 2008	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer